UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2006

DANKA BUSINESS SYSTEMS PLC

(Exact name of registrant as specified in its charter)

England & Wales	0-20828	98-0052869
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11101 Roosevelt Boulevard		Masters House
St. Petersburg, Florida 33716	and	107 Hammersmith Road
London W14 0QH England

(Addresses of principal executive offices)

Registrant’s telephone number, including area code:

727-622-2100 in the United States

011-44-207-605-0150 in the United Kingdom

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On October 12, 2006, Danka Business Systems PLC, certain of its subsidiaries (Danka Business Systems PLC and such subsidiaries collectively referred to hereinafter as “Danka,” or the “Company”) and Ricoh Europe B.V. (“Ricoh”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) pursuant to which the Company will sell its European businesses to Ricoh in a sale of all the outstanding capital stock of those European subsidiaries set forth in the Share Purchase Agreement (the “Target Companies”) for a purchase price of U.S. $210 million in cash, subject to upward or downward net asset adjustments of a maximum of U.S. $5 million.

The Target Companies are based in 12 countries in Western Europe: the United Kingdom, Spain, France, Switzerland, Italy, Austria, Germany, Belgium, the Netherlands, Denmark, Sweden and Norway. The Target Companies sell office equipment, the majority of which is manufactured by affiliates of Ricoh, and provide after sales services and supplies and also include Danka Office Products BV, Danka’s dealer channel in Europe.

The completion of the transaction is expected to take place as early as December 31, 2006, subject to a number of customary closing conditions, including receipt of requisite competition approvals and Danka shareholder approval.

In connection with the proposed transaction and required shareholder approval, Danka will file with the Securities and Exchange Commission (“SEC”) a proxy statement. The proxy statement will be mailed to Danka shareholders. Danka’s shareholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the transaction and Danka. Investors and shareholders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s web site at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed with the SEC by Danka by directing a request by mail or telephone to Danka Business Systems PLC, 11101 Roosevelt Boulevard, St. Petersburg, Florida, 33716, Attention: Corporate Secretary, Telephone: 727-622-2100. Danka and its officers and directors may be deemed to be participants in the solicitation of proxies from Danka’s shareholders with respect to the transaction. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests of the Company’s executive officers and directors in the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC.

ITEM 8.01. Other Events

On October 12, 2006, the Company issued a press release announcing the sale of its European businesses to Ricoh pursuant to the Share Purchase Agreement. The press release is attached as Exhibit 99.1 hereto.

ITEM 9.01. Financial Statements and Exhibits

(a)	Not required.
(b)	Not required.
(c)	Exhibits.

Exhibit	Description of Document

99.1	Press release dated October 12, 2006 of Danka Business Systems PLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Danka Business Systems PLC

By:	/s/ Edward K. Quibell
Edward K. Quibell
Chief Financial Officer

Dated: October 18, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	On October 12, 2006, the Company issued a press release announcing the sale of its European businesses to Ricoh pursuant to the Share Purchase Agreement. The press release is attached as Exhibit 99.1 hereto.